Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$871,602,721
Unrealized Gain (Loss) on Market Value of Futures	(529,530,500)
Dividend Income	76,295
Interest Income	758,370
ETF Transaction Fees	22,000
Total Income (Loss)	$342,928,886

Expenses
General Partner Management Fees	$1,478,531
Professional Fees	255,245
Brokerage Commissions	743,572
Non-interested Directors' Fees and Expenses	20,022
Prepaid Insurance Expense	13,525
NYMEX License Fee	49,284
SEC & FINRA Registration Expense	27,583
Total Expenses	$2,587,762
Net Income (Loss)	$340,341,124

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/16	$3,833,011,659
Withdrawals (65,800,000 Shares)	(660,476,052)
Net Income (Loss)	340,341,124

Net Asset Value End of Month	$3,512,876,731
Net Asset Value Per Share (360,500,000 Shares)	$9.74

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612